UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 30, 2019

Date of Report (Date of earliest event reported)

SunTrust Banks, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 Peachtree Street, N.E. Atlanta, Georgia		30308
(Address of principal executive offices)		(Zip Code)

(800) 786-8787

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	STI	New York Stock Exchange

Depositary Shares, Each Representing a 1/4000th Interest in a Share of Perpetual Preferred Stock, Series A	STI PRA	New York Stock Exchange

5.853% Fixed-to-Floating Rate Normal Preferred Purchase Securities of SunTrust Preferred Capital I	STI/PRI	New York Stock Exchange

(representing interests in shares of Perpetual Preferred Stock, Series B)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 30, 2019, SunTrust Banks, Inc. (“SunTrust”) held a special meeting of shareholders. At the special meeting, shareholders voted on the following matters: (1) approval of the merger agreement, dated as of February 7, 2019 and amended as of June 14, 2019, by and between BB&T Corporation (“BB&T”) and SunTrust (the “Merger Agreement”); (2) approval, on an advisory (non-binding) basis, of certain compensation arrangements for SunTrust’s named executive officers in connection with the merger contemplated by the Merger Agreement; and (3) approval of the adjournment of the special meeting if necessary or appropriate to solicit additional proxies in favor of the approval of the Merger Agreement or to ensure the timely provision of any supplement or amendment to the joint proxy statement/prospectus to holders of SunTrust common stock and holders of SunTrust preferred stock.

A total of 357,874,047 shares of SunTrust common and preferred stock were present or represented by proxy at the meeting. This represented approximately 81% of the shares of SunTrust common and preferred stock that were outstanding and entitled to vote at the SunTrust special meeting, constituting a quorum for all matters to be presented at the SunTrust special meeting.

The results of the shareholders’ votes are reported below:

1. With respect to the approval of the Merger Agreement, the votes were as follows:

For	Against	Abstain	Broker Non-Votes
354,167,941	2,350,339	1,355,489	—

2. With respect to the approval, on an advisory (non-binding) basis, of certain compensation arrangements for SunTrust’s named executive officers in connection with the merger contemplated by the Merger Agreement, the votes were as follows:

For	Against	Abstain	Broker Non-Votes
338,988,335	16,048,941	2,836,772	—

3. With respect to the approval of the adjournment of the special meeting if necessary or appropriate to solicit additional proxies in favor of the approval of the Merger Agreement or to ensure the timely provision of any supplement or amendment to the joint proxy statement/prospectus to holders of SunTrust common stock and holders of SunTrust preferred stock, the votes were as follows:

For	Against	Abstain	Broker Non-Votes
327,422,901	28,562,012	1,889,134	—

With respect to proposal number three, to approve the adjournment of the special meeting if necessary or appropriate to solicit additional proxies in favor of the approval of the Merger Agreement or to ensure the timely provision of any supplement or amendment to the joint proxy statement/prospectus to holders of SunTrust common stock and holders of SunTrust preferred stock, although the vote was taken, no motion to adjourn was made because the proposal to approve the Merger Agreement had passed.

Item 8.01	Other Events.

On July 30, 2019, SunTrust issued a press release announcing that the agreement providing for the merger of equals of SunTrust and BB&T has been approved by a vote of the SunTrust shareholders held at a special meeting at SunTrust’s headquarters. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated July 30, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SunTrust Banks, Inc. (Registrant)

By:	/s/ Curt Phillips
Name:	Curt Phillips
Title:	Senior Vice President, Assistant General Counsel and Assistant Corporate Secretary

Date: July 30, 2019